Exhibit 99.1

Monopar Presents Data Showcasing the Appeal of uPAR as a Radiopharma Cancer Target

and of its lead Clinical Program at the 2024 SNMMI Annual Meeting

WILMETTE, Ill, June 10, 2024 – Monopar Therapeutics Inc. (Nasdaq: MNPR), a clinical-stage radiopharmaceutical company focused on developing innovative treatments for cancer patients, is presenting today data from the preclinical development of its novel first-in-class lead radiopharma program MNPR-101-Zr at the 2024 Society of Nuclear Medicine and Molecular Imaging (SNMMI) Annual Meeting in Toronto, Canada. SNMMI is the premier educational, scientific, and research event in the radiopharma space. Monopar’s poster presentation can be found at the following link: https://www.monopartx.com/pipeline/mnpr-101/snmmi-poster-june-2024.

Monopar’s poster highlights the potential promise of both the urokinase plasminogen activator receptor (uPAR) as a radiopharma cancer target for solid tumors as well as MNPR-101 as a targeting agent against uPAR. The data presented demonstrate robust, durable tumor uptake of Zr-89 radiolabeled MNPR-101 (MNPR-101-Zr) in human tumor xenograft mouse models of triple-negative breast, colorectal, and pancreatic cancers. Monopar’s optimization of the MNPR-101-Zr construct achieved markedly higher tumor uptake and drug stability while minimizing accumulation in bone and healthy tissue.

Monopar recently initiated a first-in-human Phase 1 imaging and dosimetry clinical trial in advanced cancer patients with MNPR-101-Zr. The study is led by internationally recognized radiopharmaceutical physician Prof. Rodney Hicks, founder of the Melbourne Theranostic Innovation Centre (MTIC). Further information about the MNPR-101-Zr trial is available at www.ClinicalTrials.gov under study identifier NCT06337084.

About Monopar Therapeutics Inc.

Monopar Therapeutics is a clinical-stage radiopharmaceutical company focused on developing innovative treatments for cancer patients, including Phase 1-stage MNPR-101-Zr for imaging advanced cancers and late preclinical-stage MNPR-101 radio-immuno-therapeutic (RIT) for the treatment of advanced cancers. For more information, visit: www.monopartx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of these forward-looking statements include statements concerning: promise of both the urokinase plasminogen activator receptor (uPAR) as a radiopharma cancer target for solid tumors as well as MNPR-101 as a targeting agent against uPAR, any implied translation of data from preclinical human tumor xenograft models to human clinical data may not be realized including optimization of the MNPR-101-Zr construct in preclinical models. The forward-looking statements involve risks and uncertainties including, but not limited to: that future preclinical or clinical data will not be as promising as the data to date; not enrolling the Phase 1 clinical trial; that MNPR-101-Zr may cause unexpected serious adverse effects or fail to image; the potential for the Australian regulatory authority (HREC) to put the Phase 1 trial on clinical hold at any time; and the significant general risks and uncertainties surrounding the research, development, regulatory approval, and commercialization of imaging agents and therapeutics. Actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Monopar's filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Monopar undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Any forward-looking statements contained in this press release represent Monopar’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

CONTACT:

Monopar Therapeutics Inc.
Investor Relations

Kim R. Tsuchimoto
Chief Financial Officer
kimtsu@monopartx.com

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